UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019

RECRUITER.COM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53641	26-3090646
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Waugh Dr. Suite 300, Houston, Texas	77007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855)-931-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2019, Recruiter.com Group, Inc. (the “Company”) and Recruiter.com, Inc., Recruiter.com Recruiting Solutions LLC, and VocaWorks, Inc., each a wholly owned subsidiary of the Company (each a “Subsidiary” and together, the “Subsidiaries”), entered into a Merchant Receivables Purchase and Security Agreement (the “Receivables Purchase Agreement”) with Change Capital Holdings I, LLC (the “Purchaser”).

Pursuant to the Receivables Purchase Agreement, the Company and its Subsidiaries agreed to sell to the Purchaser certain future accounts receivable owed them (the “Purchased Receivables”) in exchange for $225,000 in cash (the “Purchase Price”) and the Purchaser agreed to receive in equal weekly instalments over the course of 13 months an amount of approximately $283,500 (the “Specified Amount”), which amount includes the amount of the Purchased Receivables and the fees payable by the Company under the Receivables Purchase Agreement. As long as no default has occurred under the Receivables Purchase Agreement, the Company has the right to pay the remaining balance of the Specified Amount to the Purchaser prior to the due date at a total cost of 3% of the Purchase Price per month.

Pursuant to the Receivables Purchase Agreement, the Company and the Subsidiaries also granted to the Purchaser a security interest in all their assets now owned or acquired in the future to the extent and in the amount of the Purchased Receivables.

The Receivables Purchase Agreement contains customary representations and warranties of the Company and its Subsidiaries for a transaction of this type. The Receivables Purchase Agreement also contains customary covenants, including, among other things, the covenants precluding the Company and/or its Subsidiaries from entering into any transactions resulting in a change of control and selling or encumbering any assets that form part of the collateral under the Receivables Purchase Agreement, in each case without obtaining the prior written consent of the Purchaser.

The foregoing description of the Receivables Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Receivables Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s next periodic report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 9, 2019	RECRUITER.COM GROUP, INC.

	By:	/s/ Miles Jennings
Miles Jennings
Chief Executive Officer (Principal Executive Officer)